UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On July 21, 2009, Helix Wind Corp., a Nevada corporation (the “Registrant”), announced that it has closed its offering of convertible notes and warrants. An aggregate of $5,100,000 notes and 11,900,000 warrants were issued in the private placement. The convertible notes carry a coupon rate of 9%, are due on March 20, 2010, and convert to common stock at a price of $0.50 per share (subject to adjustments).  The warrants have a maturity of five years, an exercise price of $0.75, and provide for cashless exercise. The Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2009 contains a more detailed description of the securities issued.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Ian Gardner
Name: Ian Gardner
Title: CEO

Date:  July 22, 2009